EXHIBIT 99.2
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                         (SECTION REFERENCES ARE TO THE
                   INTERNAL REVENUE CODE OF 1986, AS AMENDED)


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION  NUMBER TO GIVE THE PAYOR.--Social  Security numbers have nine digits separated by two  hyphens.  i.e.  000-00-0000.  Employer  identification  numbers  have  nine  digits  separated  by only  one  hyphen:  i.e.
00-0000000.  The table below will help determine the number to give the payor.


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
                             GIVE THE                                                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:    SOCIAL SECURITY NUMBER OF--       FOR THIS TYPE OF ACCOUNT:             IDENTIFICATION
                                                                                                     NUMBER OF--

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1.  An individual's account  The individual                    7. A valid trust, estate, or          The legal entity (do
                                                                  pension                            not furnish the tax
2.  Two or more individuals  The acutal owner of the account                                         identification
    (joint account)          or, if combined funds, the                                              of the personal
                             first individual on the account                                         representative or
                             (1)                                                                     trustee unless the
                                                                                                     legal entity itself is
3.  Custodian account of a   The minor(2)                                                            not designated in the
    minor (Uniform Gift to                                                                           account title or other
    Minors Act)                                                                                      tax-exempt organization(4)

4.  a.  the usual revocable  The grantor-trustee(1)            8.  Corporate                         The corporation
        savings trust
        account (grantor                                       9.  Association, club, religious,     The organization
        is also trustee)                                           charitable, or educational or
                                                                   other tax-exempt organization
    b. So-called trust       The actual owner(1)
       account that is not                                    10.  Partnership or multi-member LLC   The partnership
       a legal or valid
       trust under State                                      11.  A broker or registered nominee    The broker or nominee
       law
                                                              12.  Account with the Department of    The public entity
5.  Sole  proprietorship    The  owner(3)                          Agriculture  in the name of a
    or single owner LLC                                            public entity (such as a state
                                                                   or local government, school
6.  Sole  proprietorship    The owner(3)                           district,  or prison) that
    or single owner LLC                                            receives agricultural program
                                                                   payments

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(1) List first and circle the name of the person whose  number you  furnish.  If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number. (3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one). (4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER
If you do not have a taxpayer identification number, or you don't know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. However, in some cases, individuals who become U.S. resident aliens are not eligible to obtain a Social Security Number. These individuals must apply for an Individual Taxpayer Identification Number on Form W-7, unless they have an application pending for a Social Security Number. Individuals who have an Individual Taxpayer Identification Number must provide it on Substitute Form W-9.


PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
     o An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
     o    The United States or any agency or instrumentality thereof.
     o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
     o A foreign government or any of its political subdivisions, agencies, or instrumentalities.
     o    An   international   organization   or   any  of   its   agencies   or
          instrumentalities.
Other payees that may be exempt from backup withholding include:
     o    A corporation
     o    A financial institution
     o A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
     o    A real estate investment trust.
     o    A common trust fund operated by a bank under section 584(a).
     o    A trust  exempt  from tax under  section 664 or  described  in section
          4947.
     o An entity registered at all times under the Investment Company Act of 1940.
     o    A foreign central bank of issue.
     o A middleman known in the investment community as a nominee or custodian.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     o    Payments to nonresident  aliens  subject to withholding  under section
          1441.
     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     o Payments of patronage dividends where the amount renewed is not paid in money.
     o    Payments made by certain foreign organizations.
     o    Section 404(k) distributions made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
     o    Payments of interest on obligations issued by individuals.
          Note:You may be subject to backup withholding if this interest is $600 or more and is paid in the course of payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
     o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     o    Payments described in section 6049(b)(5) to non-resident aliens.
     o    Payments on tax-free covenant bonds under section 1451.
     o    Payments made by certain foreign organizations.
     o    Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM.
Certain payments other than interest, dividends, and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold a portion of taxable interest, dividend and certain other payments at a rate no higher than 30% to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.
PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL AND CRIMINAL PENALTIES FOR FALSE INFORMATION.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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